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                                                                    Exhibit 8.2



                       [GUANGZHOU LAW OFFICE LETTERHEAD]


March 3, 1997

Zindart Limited
Flat C & D, 25/F Block 1
Tai Ping Industrial Centre
57 Ting Kok Road
Tai Po, New Territories
Hong Kong

Ladies and Gentlemen:

We have acted as counsel in the People's Republic of China (the "PRC") for Zindart Limited, a limited liability company incorporated under the Companies Ordinance of Hong Kong (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering of the Company's American Depositary Shares (the "ADSs") each representing One Ordinary Share, par value US $0.065 per share (the "Shares"), issued pursuant to the Deposit Agreement to be entered into between the Company, Bank of New York as Depositary, and the holders from time to time of ADSs issued thereunder. This registration statement is filed in connection with the registration statement on Form F-1 (Registration Number 333-17973)(the "Registration Statement").

We have reviewed the originals or copies, certified or otherwise identified to our satisfaction of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.


Based upon the foregoing, and subject to further qualifications set forth below, We are of the opinion that the statements in the Prospectus under the caption "Risk Factors -- Taxation," "Environmental Matters," "Business --
Environmental Matters," and "Taxation -- PRC Taxation" are accurate, complete and fair. The statements under the heading "Taxation -- PRC Taxation" are incorporated and adopted herein as our opinion.


This opinion is confined to and given on the basis of the laws of the PRC, and we express no opinion in respect of those matters governed by or construed in accordance with the laws of any jurisdiction other than the PRC.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and the opinion expressed under the headings "Enforceability of Civil Liabilities," "Taxation," "Legal Matters" and elsewhere as it appears in the Prospectus, without thereby admitting that we are "experts" under the Securities Act or the rules and regulations of the Commission thereunder for purposes of any part of the Registration Statement.

Yours sincerely,


/s/ Guangzhou Law Office
Guangzhou Law Office